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                                                                   EXHIBIT 99(b)

                        KEYCORP STUDENT LOAN TRUST 2000-B
                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                         Deutsche Bank Trust Company Americas
fka Bank One, National Association          fka Bankers Trust Company
One Bank One Plaza, Suite 0126              60 Wall Street, 26th Floor-MS
Chicago, IL  60670                          NYC60-2606
Attn: Corporate Trust Administration        New York, NY 10007
Phone: (312) 407-0192                       Attn: Corporate Trust & Agency Group
Fax: (312) 407-1708                               Structured Finance
                                            Phone: (212) 250-8522
                                            Fax: (212) 797-8606

Key Bank USA, National Association          MBIA Insurance Corporation
800 Superior Ave, 4th Floor                 113 King Street
Cleveland, OH 44114                         Armonk, NY 10504
Attn:  President, KER                       Attn: Data Administration
Phone: (216) 828-4293                       Phone: (914) 765-3772
Fax: (216) 828-9301                         Fax: (914) 765-3660

Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Pennsylvania Higher Education Assistance Agency, as Subservicer, dated as of September 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of PHEAA as Subservicer from January 1, 2003, through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, PHEAA as Subservicer has fulfilled all its obligations under the Agreement throughout such period.

The undersigned also hereby certifies that the Subservicer has disclosed to the Master Servicer and to the Trust's certified public accountants all significant deficiencies relating to the Subservicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.

                                          PENNSYLVANIA HIGHER EDUCATION
                                          ASSISTANCE AGENCY, Subservicer

Date: February 24, 2004                   By: /S/ RICHARD E. WILLEY
                                              ----------------------------------
                                          Name: Richard E. Willey
                                          Title: President and CEO